MINING CLAIM LEASE AGREEMENT

This Mining Claim Lease Agreement ("Lease") is made and effective April 4, 2006 by and between World Organic's Inc. (Owner) and Advanced
Mineral Technologies Inc.

1. PREMISES.
World Organic's Inc.(WOI) hereby lease to AMT Inc. and AMT Inc. accepts the following: 'AMI Inc. will maintain the properties. AMI Inc. has the right to open new pits, drill new sites and. It will be the responsibility of AMI to obtain these permits.

2. TERM.
The term of this Lease shall start on April 4, 2006, continue until AMI has acted on the option to purchase the entire deposit.

3. ANNUAL PAYMENT.
AMI Inc. agrees to pay, without demand, to WOI Inc. as rent for the WOI properties the sum of annual assessment work and filing fees, each year, and copies sent to 4045 Little Applegate Rd., Jacksonville, Or. 97530 or at such other place as WOI may designate.

4. USE OF PROPERTY.
A. The Property shall be used and occupied by AMT Inc. exclusively as a Mining Claim with all rights as a mining claim, no timber shall be removed not associated with mining operations, water shall not be sold or removed from the property without a purchase from WOI or until AMI Inc. has purchased the entire properties.

B. AMI Inc. shall comply with all laws, ordinances, rules, and orders of appropriate governmental authorities, with respect to the Property.

5. ASSIGNMENT AND SUBLETTING.
A. AMI Inc. shall not assign this Lease, or sublet or grant any concession or license to use the Property or any part of the Property without WOIs prior written consent.

B. Any assignment, subletting, concession, or license without the prior written consent of WOI, or an assignment or subletting by operation of law, shall be void and, at WOIs option, terminate this Lease.

6. DAMAGE TO PROPERTY. If the Property, or any part of the Property, shall be damaged by fire or act of nature not due to AMI's negligence or willful act, there shall be an abatement of payments until accessment of damage and a new agreement between both parties. ,

7. RIGHT OF INSPECTION.
WOI and WOIs agents $hall have the right at all reasonable times during the term of this Lease and any renewal of this Lease to enter the Property for the purpose of inspecting the Property

8. ABANDONMENT
If at any time during the term of this Lease, AMT Inc. abandons the Property, WOI shall have the following rights: WOI may, at WOIs option, enter the Property by any means without liability to AMT Inc. for damages. WOI may also dispose of any of AMT's abandoned personal property as Rogue deems appropriate, without liability to AMT. WOI is entitled to presume that AMT has abandoned the Property if AMT has failed on its lease payment and has not actively pursued its mining operation, or if it would otherwise be reasonable for WOI to presume under the circumstances that AMT has abandoned the Property.

9.  SEVERABILITY.
If any part or parts of this Lease shall be held unenforceable for any reason, the remainder of this Agreement shall continue in full force and effect.

10.  INSURANCE.
AMT acknowledges that WOI will not provide insurance coverage for AMT's property.

11.  BINDINGEFFECT.
The covenants and conditions contained in the Lease shall apply to and bind the heirs, legal representatives, and permitted assigns of the parties.

12  GOVERNING LAW.
It is agreed that this Lease shall be governed by, construed, and enforced in accordance with the laws of the State of Oregon.

13.  ENTIRE AGREEMENT.
This Lease shall constitute the entire agreement between the parties. Any prior understanding or representation of any kind preceding the date of this Lease is hereby superseded. This Lease may be modified only by a writing signed by both WOI Inc. and AMT Inc.

14.  NOTICES.
Any notice required or otherwise given pursuant to this Leas shall be in writing; hand delivered, mailed certified return receipt requested, postage prepaid, or delivered by overnight delivery service, if to AMT Inc., at 233 Box 1074 Rogue River Hwy, Grants Pass, OR 97527 and if to AMT, at 4045 Little Applegate Rd. Jacksonville, OR 97530.

IN WITNESS WHEREOF, the parties have caused this Lease to be executed the day and year first above written.

/s/Lee Meyer                              /s/Doug Hamilton
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Lee Meyer for WOI Inc.                    Doug Hamilton for AMT Inc.